EXHIBIT 7.1

August 19, 2024

Securities and Exchange Commission

100 F Street NE

Washington, DC 20549-28-21

Re: SinglePoint Inc.

Commission File No. 000-53425

We have read the statements of Singlepoint Inc. relating to the events under Item 4.02 of Form 8-K dated August 19, 2024 and we agree with such statements.

Sincerely,

/s/ Turner, Stone & Company, L.L.P.

Turner, Stone & Company, L.L.P.

Dallas, Texas